UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Orion Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	39-1847269

(State of incorporation or organization)	(IRS Employer Identification No.)

1204 Pilgrim Road Plymouth, WI	53073

(Address of principal executive offices)	(Zip Code)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock	The NASDAQ Stock Market LLC
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]
Securities Act registration statement file number to which this form relates: 333-145569
Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.	Description of Registrant’s Securities to be Registered.
     A description of the common stock, no par value per share (the “Common Stock”), of Orion Energy Systems, Inc. (the “Company”) is contained in the Company’s Registration Statement on Form S-1 (Registration No. 333-145569), as amended, as originally filed with the Securities and Exchange Commission on August 20, 2007, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Registration Statement”). The description of the Common Stock contained in the Registration Statement is incorporated herein by reference.

Item 2.	Exhibits.

(3.1)	Amended and Restated Articles of Incorporation of Orion Energy Systems, Inc.*

(3.2)	Amendment to Amended and Restated Articles of Incorporation of Orion Energy Systems, Inc.*

(3.3)	Form of Amended and Restated Articles of Incorporation of Orion Energy Systems, Inc. to be effective upon closing of the initial public offering.*

(3.4)	Amended and Restated Bylaws of Orion Energy Systems, Inc.*

(3.5)	Form of Amended and Restated Bylaws of Orion Energy Systems, Inc. to be effective upon closing of the initial public offering.*

(4.1)	Amended and Restated Investors’ Rights Agreement by and among Orion Energy Systems, Inc. and the signatories thereto, dated August 3, 2007.*

*	Incorporated by reference to the identically numbered exhibit to Orion Energy Systems, Inc.’s Registration Statement on Form S-1 (Registration No. 333-145569).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: December 14, 2007	By:	/s/ Daniel J. Waibel
Daniel J. Waibel
Chief Financial Officer and Treasurer

ORION ENERGY SYSTEMS, INC.
FORM 8-A
EXHIBIT INDEX

Exhibit
Number	Description

(3.1)	Amended and Restated Articles of Incorporation of Orion Energy Systems, Inc.*

(3.2)	Amendment to Amended and Restated Articles of Incorporation of Orion Energy Systems, Inc.*

(3.3)	Form of Amended and Restated Articles of Incorporation of Orion Energy Systems, Inc. to be effective upon closing of the initial public offering.*

(3.4)	Amended and Restated Bylaws of Orion Energy Systems, Inc.*

(3.5)	Form of Amended and Restated Bylaws of Orion Energy Systems, Inc. to be effective upon closing of the initial public offering.*

(4.1)	Amended and Restated Investors’ Rights Agreement by and among Orion Energy Systems, Inc. and the signatories thereto, dated August 3, 2007.*

*	Incorporated by reference to the identically numbered exhibit to Orion Energy Systems, Inc.’s Registration Statement on Form S-1 (Registration No. 333-145569).